As filed with the Securities and Exchange Commission on April 29, 1997
                                             Registration No. 333-
======================================================================



                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                      --------------------------
                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                      --------------------------
                               AAR CORP.
        (Exact name of registrant as specified in its charter)

           DELAWARE                                  36-2334820
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                   identification no.)

                             ONE AAR PLACE
                        1100 N. WOOD DALE ROAD
                       WOOD DALE, ILLINOIS 60191

     (Address of principal executive offices, including zip code)

                   AAR CORP. NONEMPLOYEE DIRECTORS'
                      DEFERRED COMPENSATION PLAN

                       (Full title of the plan)

                       HOWARD A. PULSIFER, ESQ.
                             ONE AAR PLACE
                        1100 N. WOOD DALE ROAD
                       WOOD DALE, ILLINOIS 60191

               (Name and address of agents for service)

                            (630) 227-2000

   (Telephone numbers, including area codes, of agents for service)

                            WITH A COPY TO:

                         ROBERT J. REGAN, ESQ.
                         SCHIFF HARDIN & WAITE
                           7200 SEARS TOWER
                        CHICAGO, ILLINOIS 60606
                            (312) 258-5606
                   ---------------------------------


                                      CALCULATION OF REGISTRATION FEE
======================================================================================================

                                                   Proposed           Proposed
                                                    maximum            maximum
                                                offering price        aggregate           Amount of
Title of Securities to be       Amount             per share       offering price     registration fee
       Registered                to be                (1)                (1)                 (1)
                              registered
Common Stock, $1.00 par         150,000            $29.1875          $4,378,125            $1,327
value (including
associated Common Stock
purchase rights)

Interests in the Plan             (2)                 (2)                (2)                 (2)

=======================================================================================================

(1) Estimated on the basis of $29.1875 per share, the average of the high and low prices of the Common Stock on April 28, 1997, as reported on the New York Stock Exchange pursuant to Rule 457(h).

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the AAR CORP. Nonemployee Directors' Deferred Compensation Plan for which no separate fee is required.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

     (a) The Annual Report on Form 10-K of AAR CORP. (the "Registrant") for the fiscal year ended May 31, 1996;

     (b) The Quarterly Reports on Form 10-Q of the Registrant for the quarters ended August 31, 1996, November 30, 1996 and February 28, 1997; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statements on Form 8-A filed with the Commission on July 29, 1987 and October 20, 1987.

     All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Fourteenth of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall have personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, but this provision does not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware (the "GCL") or (d) for any transaction from which the director derived an improper personal benefit.

     Reference is made to Section 145 of the GCL, which provides for indemnification of directors and officers in certain circumstances. Article Fifteenth of the Registrant's Restated Certificate of Incorporation provides for indemnification of the Registrant's officers and directors (and those serving in such capacity with another corporation at the request of the Registrant) to the fullest extent provided by the GCL and other applicable laws as currently in effect and as they may be amended in the future.

     The Registrant has directors' and officers' liability insurance with provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Registrant against amounts which such person must pay resulting from claims made against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

     The Registrant has entered into Indemnification Agreements with each of its directors and executive officers containing, among other things, provisions similar to those in the Registrant's Restated Certificate of Incorporation, including provisions requiring indemnification to the full extent permitted by the GCL and the prompt advancement of expenses under the certain circumstances. In addition, the Indemnification Agreements require the Registrant to maintain directors' and officers' liability insurance at specified levels, subject to certain exceptions, and, if such coverage is not maintained, to indemnify the directors and executive officers to the full extent of such coverage.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 7 hereof.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                              SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wood Dale, State of Illinois, on April 8, 1997.

                              AAR CORP.
                              (Registrant)


                              By:   /s/ David P. Storch
                                   --------------------------
                                       David P. Storch
                                       President and Chief Executive
                                       Officer

                           POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints David P. Storch and Howard A. Pulsifer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                         Date
     ---------                     -----                         ----


  /s/ Ira A. Eichner          Chairman of the Board and          April 8, 1997
--------------------------    Founder; Director
      Ira A. Eichner


  /s/ David P. Storch         President and Chief Executive      April 8, 1997
--------------------------    Officer; Director (Principal
      David P. Storch         Executive Officer)


  /s/ Timothy J. Romenesko    Vice President, Chief Financial    April 8, 1997
--------------------------    Officer and Treasurer (Principal
      Timothy J. Romenesko    Financial and Accounting
                              Officer)


  /s/ A. Robert Abboud        Director                           April 8, 1997
--------------------------
      A. Robert Abboud


  /s/  Howard B. Bernick      Director                           April 8, 1997
--------------------------
       Howard B. Bernick


--------------------------    Director
       Edgar D. Jannotta


  /s/  Robert D. Judson       Director                           April 8, 1997
--------------------------
       Robert D. Judson

  /s/ Erwin E. Schulze        Director                           April 8, 1997
--------------------------
      Erwin E. Schulze


  /s/ Joel D. Spungin         Director                           April 8, 1997
--------------------------
      Joel D. Spungin


  /s/ Lee B. Stern            Director                           April 8, 1997
--------------------------
      Lee B. Stern


  /s/ Richard D. Tabery       Director                           April 8, 1997
--------------------------
      Richard D. Tabery

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wood Dale, State of Illinois, on April 8, 1997.


                              AAR CORP. NONEMPLOYEE DIRECTORS'
                              DEFERRED COMPENSATION PLAN



                              By:  /s/ Robert J. Naughton
                                   -------------------------------
                                   Robert J. Naughton

                             EXHIBIT INDEX

EXHIBIT
NUMBER                   DESCRIPTION

23                  Consent of KMPG Peat Marwick LLP.

24                  Powers of Attorney (contained on the
                    signature pages hereto).